EXHIBIT  23.1



(on  Amisano  Hanson  letterhead)



                        CONSENT OF INDEPENDENT ACCOUNTANT


We hereby consent to the use in this Registration Statement on Form SB-2 of our report dated November 21, 2003, relating to the financial statements of Stanford Management Ltd., as of August 31, 2003 and the reference to our firm as experts in the Registration Statement.

Vancouver,  Canada                              /s/  "Amisano  Hanson"
January  29,  2004                              Chartered  Accountants  and
                                               Certified  Public  Accountant





                                      -71-
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EXHIBIT  23.2

                            JOHN JENKS - P.GEO. (BC)
                               2780 - 25th Ave. NE
                          Salmon Arm, British Columbia
                                 Canada, V1E 3C7

                          (TEL and FAX:  250-832-6346)



June  9,  2003

Stanford  Management  Ltd.
420  -  625  Howe  Street
Vancouver,  British  Columbia
Canada,  V6C  2T6


ATTENTION:     MR.  GLEN  MACDONALD
          President  and  Director

Dear  Mr.  Macdonald:

Re:     Preliminary Geological Evaluation
        The SF claims - Tulameen  Mining  Division
        Coalmont  area,  British  Columbia

I hereby give my consent to the use of the above noted preliminary geological evaluation report prepared by me on May 27, 2001 to be included in your company's filing of a Form SB-2 with the United States Securities and Exchange Commission.

Sincerely  yours;


/s/  "John  Jenks"

John  Jenks,  P.  Geo.